EXHIBIT 10.1

                   AGREEMENT TO SUSPEND DIVIDENDS AND CONSENT
                    OF HOLDERS OF SERIES A PREFERRED STOCK OF
                              AMEN PROPERTIES, INC.


           This Agreement to Suspend Dividends and Consent of Holders of Series A Preferred Stock of Amen Properties, Inc. (this "Agreement") is made and entered into as of May 30, 2003 by and among Amen Properties, Inc. (the "Company") and all of the holders of the outstanding shares of Series A Preferred Stock of Amen Properties, Inc. (the "Series A Shareholders"), with reference to the following facts:

A. The Certificate of Designation of Series and Determination of Rights and Preferences of Series A Preferred Stock of the Company, as amended by that certain Amendment to Certificate of Designation of Series and Determination of Rights and Preferences of Series A Preferred Stock of the Company (the "Certificate of Designation") provides in Section 2 that the holders of the Series A Preferred Stock of the Company (the "Series A Preferred") are entitled to receive a six percent (6%) per annum dividend payable in cash or in shares of common stock of the Company at the discretion of the Company's Board of Directors (the "Series A Dividend").

B. The Series A Shareholders have agreed to suspend the accrual and payment of the Series A Dividends effective as of April 1, 2003 and amend Section 2 of the Certificate of Designation with respect thereto, subject to the immediate payment of all dividends on the Series A Preferred accrued through March 31, 2003 in accordance with the Certificate of Designation.

           NOW, THEREFORE, FOR AND IN CONSIDERATION of the mutual promises, covenants and agreements set forth herein, the parties hereto agree as follows:

     1. Suspension of Dividends. The Series A Shareholders agree that, notwithstanding Section 2 of the Certificate of Designation, no Series A Dividends will accrue or be payable from and after April 1, 2003 until the earlier of (a) subsequent written agreement of all of the parties hereto, or (b) the filing of the Amendment (as defined herein) with the State of Delaware. Upon the filing of the Amendment, the terms of the Amendment shall control and govern the payment of dividends with respect to the Series A Preferred.

     2. Consent to Amendment. Each Series A Shareholder hereby approves, adopts and agrees to the amendment to the Certificate of Designation attached hereto as Exhibit "A" and made a part hereof for all purposes (the "Amendment"), and shall vote in favor of the Amendment at any shareholders meeting called for that purpose.

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     3. Payment of Accrued Dividend. The Company's Board of Directors shall promptly declare and cause to be paid the Series A Dividend which is accrued and unpaid through March 31, 2003 in accordance with the Certificate of Designation.

     4. Company Approval of Amendment. The Company's Board of Directors shall approve the Amendment, and submit the Amendment as an amendment to the Company's Certificate of Incorporation effecting the Certificate of Designation for approval by the shareholders of the Company in accordance with Delaware law at such time as determined by the Board but in no event later than the 2004 annual meeting of the Company's shareholders.

     5. Miscellaneous.

     (a) This Agreement is binding upon and inures to the benefit of the parties hereto and their respective heirs, personal representatives, successors and assigns.

     (b) This Agreement shall be governed by the laws of the State of Texas, without regard to the conflicts of laws principals of such state, except to the extent Delaware General Corporation Law applies to the Company as a Delaware corporation.

     (c) This Agreement may be amended only by an agreement in writing signed by all of the parties hereto.

     (d) If any provision of this Agreement is declared invalid or unenforceable by a court of competent jurisdiction, such invalidity or unenforceability shall not effect the remainder of this Agreement which shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

[Signatures of Series A Shareholders and the Company]


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                                   EXHIBIT "A"
                                       to
                  Agreement to Suspend Dividends and Consent of
                     the Holders of Series A Preferred Stock
                            of Amen Properties, Inc.
                               dated May 30, 2003

                                  AMENDMENT TO
                    CERTIFICATE OF DESIGNATION OF SERIES AND
                   DETERMINATION OF RIGHTS AND PREFERENCES OF
                           SERIES A PREFERRED STOCK OF
                              AMEN PROPERTIES, INC.


     Section 2 of the Certificate of Designation of Series A and Determination of Rights and Preferences of Series A Preferred Stock of Crosswalk.com, Inc. (now Amen Properties, Inc.), as amended by that certain Amendment to Certificate of Designation of Series and Determination of Rights and Preferences of Series A Preferred Stock of Crosswalk.com, Inc. (now Amen Properties, Inc.), is amended in its entirety to read as follows:

SECTION 2.  DIVIDENDS.

           From the date of issuance of shares of Series A Preferred Stock through March 31, 2003, the holders of outstanding shares of Series A Preferred Stock shall be entitled to receive a dividend of six percent (6%) per annum, payable, at the election of the Board, out of funds legally available for such purpose or in shares of Common Stock, in preference and priority to any payment of any dividend on Common Stock. If the dividend is to be paid in Common Stock, the number of shares shall be determined by dividing the dividend payable by the average closing price of the Common Stock for the sixty (60) trading days prior to the dividend declaration or redemption of the Series A Preferred Stock. Such dividend shall be payable only when, as and if declared by the Board, and such dividends shall accrue and be cumulative; provided, that all accrued and unpaid dividends shall be so declared and paid within ninety (90) days of March 31, 2003. From and after April 1, 2003, no dividends shall accrue or be payable in respect to the Series A Preferred Stock, except that the holders of the Series A Preferred Stock shall be entitled to receive any dividend declared in respect of the Common Stock based upon the number of shares of Common Stock into which the outstanding shares of Series A Preferred Stock are convertible at the time the dividend is declared as if such shares of Common Stock issuable upon conversion of the Series A Preferred Stock were outstanding for purposes of the Common Stock dividend.